UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 11, 2010
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 11, 2010, Discovery Laboratories, Inc. (the “Company”) entered into a Committed Equity Financing Facility (the “2010 CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company is entitled to sell, and Kingsbridge is obligated to purchase, from time to time over a period of three years, subject to certain conditions and restrictions, shares of the Company’s common stock, par value $.001 per share, for cash consideration of up to an aggregate of the lesser of $35 million or 31,597,149 shares, representing 19.99% of the shares of the Company’s common stock outstanding on June 11, 2010 (but in no event more than the number of shares that the Company may issue under the 2010 CEFF without (i) breaching its obligations under the rules and regulations of The NASDAQ Capital Market® and the principal trading market (if different) at the time, and (ii) obtaining stockholder approval under the applicable rules and regulations of the NASDAQ Capital Market and the principal trading market (if different).  This restriction on the number of shares issuable under the Purchase Agreement may limit the aggregate proceeds the Company is able to obtain under the 2010 CEFF.

Under the 2010 CEFF, for a period of 36 months from the date of the Purchase Agreement, the Company may, from time to time, at its discretion and subject to certain conditions that the Company must satisfy, issue to Kingsbridge  “draw down notices” containing among other information the total draw down amount, the first day of the draw down pricing period, which will consist of eight consecutive trading days, and the “threshold price,” or the minimum price at which a purchase may be completed on any trading day.  The threshold price may be either (i) 90% of the closing price of the Company’s common stock on the trading day immediately preceding the first trading day of the draw down pricing period or (ii) a price specified by the Company, in its sole discretion, but not less than $0.20 per share.  The purchase price of the shares to be purchased in a draw down will be at a discount ranging, depending on the daily volume-weighted average price of the Company’s common stock (VWAP), from 4.375% to 17.5% of the VWAP for each of the eight consecutive trading days in the draw down pricing period.

If the daily VWAP of the Company’s common stock is less than the threshold price on any trading day during a draw down pricing period, the Purchase Agreement provides that any such trading day will be disregarded in calculating the number of shares of common stock to be issued in respect of the draw down pricing period and the total draw down amount shall be reduced by one eighth for each such day.  However, at its election, Kingsbridge may determine to buy up to the pro-rata portion of shares allocated to any day that is disregarded at a purchase price determined by reference to the threshold price instead of the VWAP, less the discount calculated in the same manner as indicated above.  In addition, if trading in the Company’s common stock is suspended for any reason for more than three consecutive or non-consecutive hours during any trading day during a draw down pricing period, Kingsbridge will not be required, but may elect, to purchase the pro-rata portion of shares of common stock allocated to that day.

The obligation of Kingsbridge to purchase the Company’s common stock is subject to various limitations.  Each draw down is limited to the lesser of $15 million or 3.5% of the Company’s market capitalization as of the date on which the draw down notice is delivered.  Unless Kingsbridge agrees otherwise, a minimum of three trading days must elapse between the expiration of any draw down pricing period and the beginning of the next draw down pricing period.  Kingsbridge is not obligated to purchase shares at a purchase price that is below $0.20 per share (before applicable discount).  Accordingly, there is no assurance that the Company will be able to access the 2010 CEFF, if ever, at such times and in amounts that may be necessary to fund the Company’s activities.

The Purchase Agreement also provides that, in connection with each draw down, the Company may, in its sole discretion, include in its draw down notice a request that Kingsbridge purchase an amount that is in addition to the amount that Kingsbridge is otherwise obligated to purchase during the draw down pricing period (a supplemental amount).  If the Company designates a supplemental amount, it may also designate a separate threshold price for that supplemental amount, subject to a minimum price per share of $0.20.  When aggregated with all other amounts drawn by the Company under the 2010 CEFF, the supplemental amount may not exceed the total commitment amount available under the Purchase Agreement. If Kingsbridge elects to purchase all or part of the supplemental amount, the Company will sell to Kingsbridge the corresponding number of shares at a price equal to the greater of (i) the daily VWAP of the Company’s common stock on the applicable trading day, or (ii) the supplemental amount threshold price designated by the Company, in either case less a discount calculated in the same manner as indicated above.

Kingsbridge’s obligation to purchase shares of the Company’s common stock under the Purchase Agreement is subject to the satisfaction of certain conditions at the time of each draw down, as specified in the Purchase Agreement.  If at any time the Company fails to meet any of the conditions provided in the Purchase Agreement, it will not be able to access the funds available under the 2010 CEFF.

During the term of the 2010 CEFF, without the written consent of Kingsbridge and subject to exceptions as provided in the Purchase Agreement, the Company may not enter into any equity line or other financing that is substantially similar to the 2010 CEFF or agree to issue any shares of common stock or securities of any type that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for such common stock is determined using any floating discount or other post-issuance adjustable discount to the market price of common stock.  The Company may issue any convertible security that (i) contains provisions that adjust the conversion price of such convertible security solely for stock splits, dividends, distributions or similar events or pursuant to anti-dilution provisions or (ii) is issued in connection with debt financing to support research and development activities and conditioned upon the Company meeting certain developmental milestones and of any security issued in a secured debt financing.  During the term of the 2010 CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, will, or will cause or assist any person to, enter into any short sale of any of the Company’s securities, as “short sale” is defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended.

As consideration for the execution and delivery of the Purchase Agreement, the Company issued a Warrant to Kingsbridge to purchase up to 1,250,000 shares of the Company’s common stock at a price of $0.4459 per share, which is fully exercisable (in whole or in part) beginning December 11, 2010 and for a period of five years thereafter.  The Warrant is generally exercisable for cash except, in certain circumstances the Warrant may be exercised on a cashless basis.  In addition, the holder of the Warrant may not exercise the Warrant to the extent that the shares to be received pursuant to the exercise, when aggregated with all other shares beneficially owned by such holder, would result in the holder owning more than 9.9% of the common stock outstanding on the exercise date or the Company being required to file any notification or report under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.  The exercise price of the Warrant is subject to anti-dilution adjustments.  In case of a failure by Kingsbridge, reasonably within the control of Kingsbridge, to accept a properly made draw down notice under the 2010 CEFF, the Warrant permits the Company to demand surrender of the Warrant or any remaining portion of the Warrant, shares underlying the Warrant or cash from the holder under certain circumstances as described in the Warrant.

The 2010 CEFF is the fifth CEFF between the Company and Kingsbridge since 2004.  Of these, three CEFFs are still in effect.

The securities issuable in connection with the 2010 CEFF, the Warrant and the shares issuable upon the exercise of the Warrant issued to Kingsbridge have been registered under the Securities Act of 1933 pursuant to a registration statement previously declared effective by the Securities and Exchange Commission.

Copies of the Warrant and the Purchase Agreement are attached as Exhibits 4.1, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing description of the terms of these agreements does not purport to be complete, and is qualified in its entirety by reference to such exhibits.  The foregoing documents have been filed in order to provide other investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission.  Such documents may contain representations and Warranties that the Company and Kingsbridge made for the benefit of each other in the context of the applicable terms and conditions and in the context of the specific relationship between such parties.  Accordingly, other investors and stockholders should not rely on such representations and warranties.  Furthermore, other investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the respective documents.  Information concerning the subject matter of such representations and warranties may change after such date, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the SEC.

Item 8.01.	Other Events.

On June 14, 2010 the Company issued a press release announcing the entry into the 2010 CEFF.  The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

4.1	Form of Warrant, dated June 11, 2010.
5.1	Opinion of Sonnenschein Nath & Rosenthal (including related consent).
10.1	Common Stock Purchase Agreement dated as of June 11, 2010 by and between Discovery Laboratories, Inc. and Kingsbridge Capital Limited.
99.1	Press Release dated June 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chairman of the Board and
Chief Executive Officer

Date:  June 14, 2010